EX. 99.14

Consent of Independent Registered Public Accounting Firm

The Board of Managers
JNL Variable Fund LLC:

We consent to the use of our report dated February 28, 2014 with respect to the financial statements of JNL/Mellon Capital JNL Optimized 5 Fund and JNL/Mellon Capital JNL 5 Fund, each a series of JNL Variable Fund LLC as of December 31, 2013,  incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Combined Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
January 16, 2015
Chicago, Illinois